SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing the results of its September 29, 2009 teleconference with the U.S. Food and Drug Administration (FDA).  The meeting was convened to discuss an approach, which had been suggested by the FDA at an earlier meeting held on June 2, 2009 as a way for the Company to increase the likelihood of gaining U.S. marketing approval of Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants.  The meeting focused on the Company’s plans regarding optimization and final method validation of its fetal rabbit Biological Activity Test (BAT, a quality control and stability release test) and a proposed limited Surfaxin clinical trial design, which would simultaneously employ the newly-optimized BAT.

At the meeting, Discovery Labs sought clarification with respect to its plans to further optimize and validate the BAT.  As a result of the meeting, the Company believes that it has reached an understanding with the FDA and is confident that it will be able to optimize the BAT to the satisfaction of the FDA.  The Company intends to employ the optimized BAT in conjunction with all of its KL4 surfactant pipeline programs, including the potential limited Surfaxin clinical trial.  In addition, the Company received guidance from the FDA on its proposed limited clinical trial design.  The trial design is intended to primarily assess a pharmacodynamic (PD) response following Surfaxin administration in preterm infants with RDS.  This design was selected to address the FDA’s requirements for Surfaxin approval while attempting to limit trial expense and duration. The FDA indicated that a PD-based approach is consistent with their expectation for a limited clinical trial and also provided direction regarding trial design specifics. The final clinical trial design will be subject to FDA review following submission of a formal protocol.  Discovery Labs expects to finalize a protocol and anticipates submitting it to the FDA in mid-fourth quarter of 2009.

The Company’s top priority is to secure strategic alliance partners and access capital to advance its KL4 surfactant pipeline, including Surfaxin, Surfaxin LS™ and Aerosurf®, which have the potential to greatly improve the management of RDS and to potentially redefine the RDS market. Following its anticipated further interaction with the FDA with respect to the BAT optimization and the proposed formal protocols, the Company plans to make a strategic assessment, together with existing and potential new partners, to determine the appropriate level and timing of future Surfaxin investments and to maximize the value of its KL4 pipeline for the management of RDS.

The press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 30, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By:	/s/ W. Thomas Amick
	Name:	W. Thomas Amick
	Title:	Chairman of the Board and Interim
Chief Executive Officer

Date: September 30, 2009